Exhibit 21.1

Subsidiaries of the Registrant

Columbia Property Trust Operating Partnership, L.P. (“Columbia Property Trust OP”)
Columbia Energy TRS, LLC
Columbia KCP TRS, LLC
Columbia Market Square GP, LLC
Columbia Property Trust Advisory Services, LLC
Columbia Property Trust Services, LLC
Columbia Property Trust TRS, LLC
Columbia OP LP, LLC
Wells REIT II - KCP, LLC
Wells REIT II - 100 East Pratt LLC
Wells REIT II - 80 M Street, LLC
Wells REIT II - Cranberry Woods Development, Inc.
Wells REIT II Texas, Inc.

Indirect Subsidiaries of the Registrant

100 East Pratt Street Business Trust
Key Center Lessee Limited Partnership
Wells REIT II - 5 Houston Center, LP
Wells TRS II - Concierge, LLC
Wells TRS II - Fitness, LLC
Wells TRS II - Hotel, LLC

Direct Subsidiaries of Columbia Property Trust OP

Columbia MSQ TRS, LLC
Columbia REIT - 116 Huntington, LLC
Columbia REIT - 221 Main, LLC
Columbia REIT - 229 W. 43rd Street, LLC
Columbia REIT - 315 Park Avenue South, LLC
Columbia REIT - 650 California, LLC
Columbia REIT - Market Square East & West, LLC
Market Square East & West, LP
Market Square REIT East & West, LLC
Wells International Real Estate II (CY) Ltd
Wells REIT II - 222 East 41st Street, LLC
Wells REIT II - 263 Shuman Boulevard, LLC
Wells REIT II - 333 Market Street, LLC
Wells REIT II - 550 King Street, LLC
Wells REIT II - 80 Park Plaza, LLC
Wells REIT II - Energy Center I, LLC
Wells REIT II - Gaithersburg, MD LLC
Wells REIT II - International Financial Tower, LLC
Wells REIT II - Key Center, LLC
Wells REIT II - Lindbergh Center, LLC
Wells REIT II - One Glenlake, LLC

Wells REIT II - Pasadena Corporate Park, LLC
Wells REIT II - Pasadena Corporate Park, LP
Wells REIT II - SanTan Corporate Center I, LLC
Wells REIT II - SanTan Corporate Center II, LLC
Wells REIT II - South Jamaica Street, LLC
Wells REIT II - Sterling Commerce, LLC
Wells REIT II - Sterling Commerce, LP
Wells REIT II - Three Glenlake, LLC
Wells REIT II - University Circle, LLC
Wells REIT II - University Circle, LP

Indirect Subsidiaries of OP

Eastvale Finance Limited
I - 10 EC Corridor Limited Partnership
Key Center Properties, LLC
Three Glenlake Building, LLC
Wells REIT II - Energy Center I GP, LLC